SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2017, Derma Sciences Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Integra LifeSciences Holdings Corporation, a Delaware corporation (“Integra”), and Integra Derma, Inc., a newly formed, indirect wholly-owned subsidiary of Integra (“Merger Sub”), pursuant to which Merger Sub will commence a tender offer (the “Offer”) to purchase any and all of the issued and outstanding shares of:

(i)	the Company’s common stock, par value $0.01 per share (the “Company Shares”), at a price per Company Share of $7.00;

(ii)	the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”), at a price per share of Series A Preferred Stock of $32.00, which represents the Series A Liquidation Preference per share of Series A Preferred Stock; and

(iii)	the Company’s Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Company Preferred Stock”), at a price per share of Series B Preferred Stock of $48.00, which represents the Series B Liquidation Preference per share of Series B Preferred Stock, in each case, payable net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law, on the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub has agreed to commence the Offer as promptly as reasonably practicable (but in no event later than 10 business days) after the date of the Merger Agreement.

The Merger Agreement provides that the Company may not solicit or support any alterative acquisition proposals (subject to customary exceptions for the Company’s Board of Directors to respond to unsolicited proposals or intervening events in the exercise of its fiduciary duties). In addition, in connection with the termination of the Merger Agreement in certain circumstances, the Company will be obligated to pay a termination fee of $6,120,000 and/or reimburse Integra for up to $1,500,000 in certain expenses Integra incurred in connection with the transactions contemplated by the Merger Agreement.

The closing of the Offer is subject to various conditions, including there being validly tendered in the Offer (in the aggregate) and not properly withdrawn prior to the expiration of the Offer: (i) that number of Company Shares and shares of Company Preferred Stock that equals at least a majority in voting power of the Company Shares and shares of Company Preferred Stock then issued and outstanding, voting together as a single class, (ii) that number of shares of Series A Preferred Stock that equals at least a majority of the shares of Series A Preferred Stock then issued and outstanding, and (iii) that number of shares of Series B Preferred Stock that equals at least a majority of the shares of Series B Preferred Stock then issued and outstanding.

As soon as practicable following the acceptance by Merger Sub of the Company Shares and the Company Preferred Stock in the Offer, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement, with the Merger to be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). As a result of, and at the effective time of the Merger (the “Effective Time”), each Company Share or share of Company Preferred Stock not purchased in the Offer (other than any Company Shares or Company Preferred Stock for which the holder has properly demanded the appraisal of such shares pursuant to the DGCL) will be converted into the right to receive a cash amount, without interest, subject to any withholding of taxes required by applicable law, equal to the applicable Offer Price (as defined in the Merger Agreement) for such Company Shares and Company Preferred Stock.

At the Effective Time, subject to the terms and conditions set forth in the Merger Agreement, each stock option to purchase Company Shares (an “Option”) and each restricted stock unit award (an “RSU”) of the Company that is outstanding immediately prior to the Effective Time that is vested as of the Effective Time in accordance with its terms, will automatically be cancelled and converted into the right to receive a cash amount equal to the product of (i) the total number of Company Shares subject to such Option or RSU and (ii) (a) in the case of any such Option, the excess (if any) of $7.00 (the “Per Share Merger Consideration”) over the per-share exercise price of such Option, and (b) with respect to any such RSU, the Per Share Merger Consideration.

At the Effective Time, subject to the terms and conditions set forth in the Merger Agreement, each Option and each RSU of the Company that is outstanding immediately prior to the Effective Time that does not become vested as of the Effective Time in accordance with its terms (and that is not forfeited as of the Effective Time in accordance with its terms), will automatically be converted into an option or restricted stock unit (as applicable) relating to shares of Integra’s common stock and will generally be subject to the same terms and conditions as were applicable to each such Option or RSU immediately prior to the Effective Time, the number, and (with respect to Options only) the exercise price, of which will be determined in accordance with the adjustment mechanisms set forth in the Merger Agreement.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described herein, the Merger Agreement is not intended to provide any other factual, business or operations information about the Company.

The Merger Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. The information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Pursuant to the terms of the Merger Agreement, the Offer and the Merger are subject to certain other customary closing conditions, including, but not limited to, the receipt of regulatory clearances, the continued accuracy of the representations of the Company and the absence of a material adverse effect with respect to the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Forward-Looking Statements

Statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made herein or that are otherwise made by or on behalf of the Company. Factors that may affect the Company's results include, but are not limited to product demand, market acceptance, impact of competitive products and prices, product development, completion of an acquisition, the success or failure of negotiations and trade, legal, social and economic risks. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include but are not limited to, those discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”).

IMPORTANT NOTICE

This information set forth above is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the Company’s capital stock. The tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the SEC, will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of the common stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock. In addition, a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by the Company. The solicitation of offers to buy the Company’s capital stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. When they are available, stockholders will be able to obtain the offer to purchase, the letter of transmittal, the solicitation/recommendation statement and related documents without charge from the SEC’s website at www.sec.gov or by contacting Derma Sciences at: 609-514-4744 or 214 Carnegie Center, Suite 300, Princeton, NJ 08540.

Item 8.01.	Other Events.

On January 10, 2017, the Company issued a press release announcing entry into the Merger Agreement, which is attached as Exhibit 99.1, and incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
Number

2.1	Agreement and Plan of Merger, dated as of January 10, 2017, by and among Integra LifeSciences Holdings Corporation, Integra Derma, Inc., and Derma Sciences, Inc. (previously filed as Exhibit 2.1 to Integra LifeSciences Holdings Corporation’s Form 8-K filed on January 11, 2017, and incorporated herein by reference).*
99.1	Press Release, dated January 10, 2017, issued by the Company (previously filed as part of Derma Sciences, Inc.’s Form SC 14D9 filed on January 11, 2017, and incorporated herein by reference).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

	By:	/s/ John E. Yetter
John E. Yetter, CPA
Executive Vice President, Finance and Chief Financial Officer

January 17, 2017

EXHIBIT INDEX

Exhibit	Description
Number

2.1	Agreement and Plan of Merger, dated as of January 10, 2017, by and among Integra LifeSciences Holdings Corporation, Integra Derma, Inc., and Derma Sciences, Inc. (previously filed as Exhibit 2.1 to Integra LifeSciences Holdings Corporation’s Form 8-K filed on January 11, 2017, and incorporated herein by reference).*
99.1	Press Release, dated January 10, 2017, issued by the Company (previously filed as part of Derma Sciences, Inc.’s Form SC 14D9 filed on January 11, 2017, and incorporated herein by reference).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.